EXHIBIT 99.1

CardioGenics Provides Update on Agreement with Merck Chimie
for its Silver Coated Paramagnetic Beads

Merck Chimie Has Successfully Completed Encapsulation of CardioGenics’ Beads
and is Progressing to the Next Phase of Commercialization

MISSISSAUGA, Ontario, November 24, 2009-- CardioGenics Holdings Inc. (OTC Bulletin Board: CGNH), a developer of technology and products targeting the immunoassay segment of the IVD testing market, reports that Merck Chimie S.A.S. (“Merck Chimie”) is progressing to the next phase of the commercialization of CardioGenics' proprietary silver coated paramagnetic Beads (“Beads”).

Per the agreement with Merck Chimie that was executed earlier this year, CardioGenics supplied Merck Chimie with its proprietary silver coated paramagnetic beads for polymer encapsulation by Merck Chimie using their proprietary polymer process.  Merck Chimie has informed CardioGenics that its proprietary encapsulation of the Beads was successful and that they will start shipping the encapsulated Beads to CardioGenics for testing in December.  CardioGenics intends to meet with Merck Chimie in early 2010 to examine the test results against Merck Chimie’s predetermined quality specifications for the encapsulated Beads. Merck Chimie has also informed CardioGenics that, once the predetermined quality specifications for the encapsulated Beads are met, it will scale-up its production of the final encapsulated Beads to “commercial lots,” in preparation for product launch.  As part of the agreement, Merck Chimie will be responsible for all marketing and commercialization costs, with CardioGenics receiving 30% of the proceeds of sales.

Dr. Yahia Gawad, Chief Executive Officer, commented: “The implementation of our agreement with Merck Chimie is going smoothly, and we anticipate announcing a commercialization plan shortly after we review the test results early next year.  Initiating commercialization of the Beads encapsulated by Merck Chimie will provide CardioGenics with a revenue stream that will strengthen our balance sheet.”

“This is a significant development for our company and shareholders and we are encouraged to be working with Merck Chimie, the leading distributor of paramagnetic beads to the in vitro diagnostic market,” concluded Dr. Gawad.

Magnetic Bead Fact Sheet and Market Opportunity
As presented in international meetings during 2008, CardioGenics’ Beads represent a significant product advance, in terms of improving testing sensitivity for current laboratory testing platforms. Two white papers, one entitled “CGNH Magnetic Bead Fact Sheet” and another entitled “CGNH Magnetic Bead Market Opportunity” contain further details of the superiority of CardioGenics’ Beads and their commercial potential, can be accessed and downloaded using the below links. CardioGenics’ will also file a Current Report on Form 8-K regarding these developments.

To view and download the white papers, use the following links:
CGNH Magnetic Bead Fact Sheet:
CGNH Magnetic Bead Market Opportunity:

About CardioGenics Holdings Inc.

Through its CardioGenics subsidiaries, the Company develops technology and products targeting the immunoassay segment of the In-Vitro Diagnostic testing market. It has developed the QL Care Analyzer, a proprietary Point Of Care immuno-analyzer, which will run a number of diagnostic tests under development, the first of which will be a series of cardiovascular diagnostic tests. As part of its core proprietary technology, the Company has also developed a proprietary method for silver coating paramagnetic microspheres (a fundamental platform component of immunoassay equipment), which improve instrument sensitivity to light. The Company’s principal offices are located in Mississauga, Ontario, Canada.

Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

Contact:
The Investor Relations Group
Adam Holdsworth, 212-825-3210
or
Media Relations:
Laura Colontrelle, 212-825-3210